EXHIBIT 10-K-4

     THIS AGREEMENT, made this 27th day of May, 1994, by Minnkota Power Cooperative, Inc., a Minnesota Corporation, herein called "Minnkota," and Otter Tail Power Company, a Minnesota Corporation, herein called "Otter Tail, "said parties referred to herein individually as "Party" and collectively as "Parties":

                                WITNESSETH


     WHEREAS, the Parties and Beltrami Electric Cooperative, a Minnesota Corporation, herein called "Beltrami," have entered into that certain agreement concerning electric service dated November 29, 1971, hereinafter called the "1971 Agreement," and

     WHEREAS, the Parties and Beltrami have entered into that certain agreement concerning electric service dated April 25, 1980, hereinafter called the "Amendment No. 1 1971 Agreement," and
     WHEREAS, the Parties amd Beltrami have entered into that certain agreement concerning electric service dated April 4, 1986, hereinafter called the "Amendment No. 2 1971 Agreement," and
     WHEREAS, the Parties and Beltrami have entered into that certain agreement concerning electric service dated April 8, 1991, hereinafter called the "Amendment No. 3 1971 Agreement," and
     WHEREAS, Minnkota and Otter Tail have entered into an agreement concerning electric service dated August 31, 1962, as amended, herein called the "1962 Agreement," which has provided for interconnections and coordinated use of transmission facilities, and

     WHEREAS, the 1962 Agreement between Minnkota and Otter Tail was replaced by an agreement between Minnkota and Otter Tail dated July 28, 1988 herein called the "1988 Agreement," which provided for further interconnections and coordinated use of transmission facilities, and

     WHEREAS, Potlatch Corporation of San Francisco, California, herein called "Potlatch," has installed a wood waste power boiler, herein called the "Facility," located in Section 9, Township 145N, Range 32W, Hubbard County, Minnesota, for the production of steam and electricity, and

     WHEREAS, Potlatch receives retail electric service in
Section 8, Township 145N, Range 32W, and in Section 9, Township 145N, Range 32W, Hubbard County, Minnesota, herein called the "Plants," through facilities jointly provided by Minnkota and Otter Tail in accordance with previously mentioned agreements, and

     WHEREAS, Potlatch will generate and wishes to sell, and Minnkota and Otter Tail jointly wish to purchase, electric power from the Facility.

     NOW, THEREFORE, the Parties agree as follows:

                                 ARTICLE I

                      PURCHASE OF CAPACITY AND ENERGY


     1.01 Minnkota and Otter Tail will each purchase 50% of the capacity and energy from the Facility. Otter Tail, acting on its own behalf and on Minnkota's behalf, will execute an agreement with Potlatch, hereinafter called the "Potlatch Agreement," for the purchase of energy and capacity.

     1.02 For energy, Otter Tail and Minnkota shall pay to Potlatch an aggregate amount equal to (i) 1.5515 cents per kilowatt-hour, which includes compensation for 7% average system loss, for all kilowatt-hours up to the amount of retail kilowatt-hours consumed by the Plants on a monthly basis, plus
(ii) 1.45 cents per kilowatt-hour for all kilowatt-hours delivered to Otter Tail and Minnkota in excess of the amount consumed by the Plants.

     1.03 Minnkota and Otter Tail will purchase the capacity from Potlatch priced at $8.20 per kW for the first 200 kW, and $6.95 per kW for the remainder of billing capacity per month.
The monthly billing capacity shall be defined as the sum of the non-coincident monthly metered demands of the Plants. The monthly billing capacity shall not exceed the Midcontinent Area Power Pool (MAPP) capacity rating credited to Otter Tail and Minnkota. The station service requirements of the Facility during maintenance and outage periods will be measured by the metering for the oriented strand board mill and will be included in the calculation of billing capacity. It is the intent of Minnkota and Otter Tail that the price paid to Potlatch for the capacity shall be at the same rate paid by Potlatch for retail electric service under Otter Tail's Large General Service rate C-02M. If the retail demand charge rate paid by Potlatch is changed during the period of the Potlatch Agreement, the rates paid by Otter Tail and Minnkota for the capacity from Potlatch shall be changed in the same manner.

     1.04 The billing cycle for the energy and capacity purchased from Potlatch shall be the same as the billing cycle under which Potlatch receives retail electric service.

     1.05 Otter Tail shall pay to Potlatch 100% of the monies billed for the capacity and energy, and Otter Tail shall bill to Minnkota and Minnkota shall pay to Otter Tail 50% of the monies paid to Potlatch.

                             ENERGY ACCOUNTING


     2.01 Minnkota and Otter Tail will each account for receiving 50% of the energy received from the Facility on an hourly basis. In scheduling energy from the Facility, Potlatch will provide generation schedules to Otter Tail's system operators. Otter Tail will provide the generation schedules to Minnkota, and each company will schedule their share of the energy hourly.

     2.02 Minnkota and Otter Tail will use the existing procedures for end of the month regulation accounting between the Parties to adjust for differences between scheduled and received energy.

                                  GENERAL


     3.01 The effective date of this agreement will be the date of signing, and shall have the same term as the Potlatch
Agreement to be completed between Otter Tail and Potlatch.

     3.02 Minnkota shall review and provide Otter Tail with written approval of the Potlatch Agreement. Upon execution, the Potlatch Agreement will become an attachment to this Agreement.
     3.03 Otter Tail shall submit the necessary documentation to the Midcontinent Area Power Pool Design Review Committee, and other committees as necessary to allow the capacity to be accredited to both Parties.

     3.04 This Agreement is subject to the approval of any regulatory body or bodies having jurisdiction thereof. Unless it is approved by the Administrator of the Rural Electrification Administration, this Agreement shall be of no force and effect.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate as of the day and year first written above.


ATTEST:                          MINNKOTA POWER COOPERATIVE, INC.

Bobby Lofstrand                         By:  Harvey Tallackson
Secretary                                    President


                                         OTTER TAIL POWER COMPANY

Jay D. Myster                           By:  Ward Uggerud
Secretary                                    Vice-President



                                             Exhibit 10-N-2



                    OTTER TAIL POWER COMPANY

       EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN






                  Restated as of July 1, 1994

                                                            Page

ARTICLE I-PURPOSE; EFFECTIVE DATE                           1

ARTICLE II-DEFINITIONS                                      1
 2.1 ACTUARIAL EQUIVALENCY                                  1

 2.2 BENEFICIARY                                            1

 2.3 BOARD                                                  1

 2.4 CHANGE IN CONTROL                                      1

 2.5 COMMITTEE                                              2

 2.6 DISABILITY                                             2

 2.7 EARLY RETIREMENT DATE                                  2

 2.8 EMPLOYER                                               2

 2.9 FINAL ANNUAL COMPENSATION                              2

 2.10 FINAL ANNUAL SALARY                                   3

 2.11 NORMAL RETIREMENT DATE                                3

 2.12 PARTICIPANT                                           3

 2.13 PARTICIPATION AGREEMENT                               3

 2.14 QUALIFIED RETIREMENT PLAN                             3

 2.15 RETIREMENT                                            3

 2.16 SALARY                                                3

 2.17 SPOUSE                                                3

 2.18 SUPPLEMENTAL RETIREMENT BENEFIT                       3

 2.19 TARGET RETIREMENT PERCENTAGE                          4

 2.20 YEARS OF CREDITED SERVICE                             4

 2.21 YEARS OF PARTICIPATION                                4

ARTICLE III-PARTICIPATION AND VESTING                       4
 3.1 ELIGIBILITY AND PARTICIPATION                          4

 3.2 CHANGE IN EMPLOYMENT STATUS                            4

 3.3 VESTING                                                5

 3.4 SUICIDE                                                5

ARTICLE IV-BENEFITS-EXECUTIVE OFFICERS                      5
 4.1 ELIGIBILITY                                            5

 4.2 PRERETIREMENT SURVIVOR BENEFIT                         5

 4.3 POSTRETIREMENT SURVIVOR BENEFIT                        6

 4.4 POSTTERMINATION SURVIVOR BENEFIT                       6

ARTICLE V-SUPPLEMENTAL RETIREMENT BENEFITS                  6
 5.1 NORMAL RETIREMENT BENEFIT                              6

 5.2 EARLY RETIREMENT BENEFIT                               7

 5.3 TERMINATION BENEFIT                                    7

 5.4 PAYMENT OF BENEFITS                                    7

 5.5 WITHHOLDING; PAYROLL TAXES                             8

 5.6 ACCELERATED DISTRIBUTION                               8

 5.7 SUPPLEMENTAL SURVIVOR BENEFIT                          8

 5.8 PAYMENT TO GUARDIAN                                    9

ARTICLE VI-BENEFICIARY DESIGNATION                          9
 6.1 BENEFICIARY DESIGNATION                                9

 6.2 AMENDMENTS                                             9

 6.3 NO PARTICIPANT BENEFICIARY DESIGNATION                 9

 6.4 EFFECT OF PAYMENT                                     10

ARTICLE VII-ADMINISTRATION                                 10
 7.1 COMMITTEE; DUTIES                                     10

 7.2 AGENTS                                                10

 7.3 BINDING EFFECT OF DECISIONS                           10

 7.4 INDEMNITY OF COMMITTEE                                10

ARTICLE VIII-CLAIMS PROCEDURE                              10
 8.1 CLAIM                                                 10

 8.2 DENIAL OF CLAIM                                       10

 8.3 REVIEW OF CLAIM                                       11

 8.4 FINAL DECISION                                        11

ARTICLE IX-TERMINATION, SUSPENSION OR AMENDMENT            11
 9.1 TERMINATION, SUSPENSION OR AMENDMENT OF PLAN          11

ARTICLE X-MISCELLANEOUS                                    11
 10.1 UNFUNDED PLAN                                        11

 10.2 UNSECURED GENERAL CREDITOR                           11

 10.3 TRUST FUND                                           12

 10.4 NONASSIGNABILITY                                     12

 10.5 NOT A CONTRACT OF EMPLOYMENT                         12

 10.6 PROTECTIVE PROVISIONS                                12

 10.7 TERMS                                                12

 10.8 CAPTIONS                                             13

 10.9 GOVERNING LAW                                        13

 10.10 VALIDITY                                            13

 10.11 NOTICE                                              13

 10.12 SUCCESSORS                                          13

                  OTTER TAIL POWER COMPANY

       EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN




                ARTICLE I-PURPOSE; EFFECTIVE DATE

     The purpose of this Executive Survivor and Retirement Plan (the "Plan") is to provide survivor and retirement benefits for certain executive officers and other key management employees as designated by the Board of Directors of Otter Tail Power Company (the "Company"). It is intended that the Plan will aid in securing the goodwill, loyalty and efficiency of the participating executive officers and other key management employees, and will attract and retain executive officers and other key management employees of outstanding competence. This Plan shall be effective as of November 1, 1983, and is restated as of July 1, 1994.


                     ARTICLE II-DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1  Actuarial Equivalency

     "Actuarial Equivalency" means an equivalent value or benefit determined by an actuary selected by Employer using the actuarial tables and assumptions being used to determine Actuarial
Equivalency in the Qualified Retirement Plan at the time the determination is made.

2.2  Beneficiary

     "Beneficiary" means the person, persons or entity entitled under Article VII to receive any Plan benefits payable after a Participant's death.

2.3  Board

     "Board" means the Board of Directors of Employer.

2.4  Change in Control

     A "Change in Control" shall mean:

        (a)With respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act") or any successor thereto; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of Voting Securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, together with any new directors whose election, or nomination for election by the shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one (1) transaction or a series of transactions) of all or substantially all of the Company's assets to a person or entity which is not a subsidiary of the Company. As used herein, "Voting Securities" shall mean any securities which vote generally in the election of directors.

2.5  Committee

     "Committee" means the Committee appointed to administer the Plan pursuant to Article VII.

2.6  Disability

     "Disability" means the Participant is eligible to receive benefits for permanent disability under the Otter Tail Power Company's Long-Term Disability Plan or a plan providing comparable benefits sponsored by Employer. Disability will be based upon medical reports and/or other evidence satisfactory to the Committee. In no event shall a Disability be deemed to occur or to continue after a Participant's Normal Retirement Date.

2.7  Early Retirement Date

     "Early Retirement Date" means the date on which a Participant terminates employment with Employer if such termination date occurs after the first day of the month coincidental with or next following a Participant's attainment of age fifty-five (55) and completion of ten (10) Years of Credited
Service, but prior to the participant"s Normal Retirement Date.

2.8  Employer

     "Employer" means Otter Tail Power Company, a Minnesota corporation, or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Board.

2.9  Final Annual Compensation

     "Final Annual Compensation" means the annualized base salary plus any bonuses paid by Employer to the Participant during the twelve (12) months prior to retirement or termination.

2.10 Final Annual Salary

     "Final Annual Salary" means the annualized base salary paid to a Participant by Employer prior to a Participant's termination or death.

2.11 Normal Retirement Date

     "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of age sixty-five (65).

2.12 Participant

     "Participant" means any employee who is participating or has participated in this Plan as provided in Article III.

2.13 Participation Agreement

     "Participation Agreement" means the agreement filed by a Participant which acknowledges assent to the terms of the Plan.

2.14 Qualified Retirement Plan

     "Qualified Retirement Plan" means the Otter Tail Power Company Pension Plan or any successor defined benefit retirement income plan or plans maintained by the Employer which qualifies under Section 401(a) of the Internal Revenue Code. For purposes of determining benefits and actuarial equivalencies under the Qualified Retirement Plan, the actuarial principles and assumptions which have consistently applied to such plan(s) shall continue to be applied.

2.15 Retirement

     "Retirement" means a Participant's separation from employment with the Employer at the Participant's Early
Retirement Date or Normal Retirement Date.

2.16 Salary

     "Salary" means the salary paid to or accrued for a Participant during the calendar year, before reduction for amounts deferred under IRC Section 401(k). Salary does not include expense reimbursements, any form of noncash compensation or benefits, Employer contributions to the Qualified Retirement Plan or the Company's 401(k) Plan, or any other payments or benefits other than normal compensation.

2.17 Spouse

     "Spouse" means a Participant's wife or husband who is lawfully married to the Participant at the time of the Participant's death.

2.18 Supplemental Retirement Benefit

     "Supplemental Retirement Benefit" means the benefit determined under Article V of this Plan.

2.19 Target Retirement Percentage

     "Target Retirement Percentage" means the percentage of Final Annual Compensation which will be used as a target from which other forms of retirement benefits are subtracted, as provided in
Article V, to arrive at the amount of the Supplemental Retirement Benefit actually payable to a Participant. This percentage shall equal seventy percent (70%).

2.20 Years of Credited Service

     "Years of Credited Service" means the number of years of "Vesting Service," as defined and calculated in the Qualified
Retirement Plan.

2.21 Years of Participation

     "Years of Participation" means the number of complete years in which the Participant has participated in this Plan.


              ARTICLE III-PARTICIPATION AND VESTING

3.1  Eligibility and Participation

        (a) Eligibility. Eligibility to participate in the Plan shall be limited to certain executive officers and other key management employees of Employer who are designated by the Board of Directors.

        (b) Participation. An Employee's participation in the Plan shall be effective upon the employee's notification of eligibility to participate, the Participant's completion of a Participation Agreement, and the Committee's acceptance of the Participation Agreement. Participation in the Plan shall continue until such time as the Participant terminates employment with the Employer, and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2  Change in Employment Status

     If the Board determines that a Participant' employment performance is no longer at a level which deserves reward through participation in this Plan, but does not terminate the Participant's employment with the Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's vested interest in such benefits as of the date designated by the Board.

3.3  Vesting

     Participants shall vest in the benefits under this Plan for which they are eligible based on Years of Participation as follows:

        Vested             Years of
      Percentage          Participation

          0%              Less than 2
         40               2 but less than 3
         60               3 but less than 4
         80               4 but less than 5
        100               5 or more

     Regardless of Years of Participation, any Participant who is age fifty-five (55) and a Plan Participant on or before January
1, 1992, shall be one hundred percent (100%) vested.

3.4  Suicide

     The provisions of Article IV notwithstanding, no benefit shall be paid to a Beneficiary if the Participant's death occurs as a result of suicide during the twenty-four (24) successive calendar months beginning with the calendar month following the commencement of the employee's participation in this Plan. Similarly, no benefit shall be paid if death occurs within the twenty-four (24) successive calendar months following commencement of an employee's participation in the Plan if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Employer.


             ARTICLE IV-BENEFITS-EXECUTIVE OFFICERS

4.1  Eligibility

     Survivor benefits under this Plan shall only be due and payable to Participants who are or have been executive officers while employed by Employer. In no event shall Participants who are other key management employees be eligible for a survivor benefit under this Article.

4.2  Preretirement Survivor Benefit

        (a) Amount. If a Participant dies while employed by Employer or during a period of Disability, Employer shall pay a survivor benefit to the Participant's Beneficiary equal to four
(4) times the Participant's Final Annual Salary.

        (b) Form and Commencement of Benefit Payments. The benefit payable under this Section shall be paid in monthly installments equal to one-sixth (1/6) of the Participant's Final Annual Salary until the benefit has been paid in full, without interest. Payments shall commence the first day of the month following the death of the Participant, or as soon thereafter as is practicable, and shall continue the first day of each month thereafter for the duration of the payment period.

        (c) Commutation of Benefits. The Committee may, in its sole discretion and at any time upon the request of a Beneficiary, provide for payment of the Actuarial Equivalent of the preretirement survivor benefit at such times and in such forms as it may deem appropriate.

4.3  Postretirement Survivor Benefit

        (a) Amount.  If a Participant dies following Retirement,
Employer shall pay a survivor benefit to the Participant's
Beneficiary equal to the amount shown on the following schedule:

      Age at Death               Benefit

      55 through 64             2 times Final Annual Salary
      65 through 69             1-1/2 times Final Annual Salary
      70 through 75             3/4 times Final Annual Salary
      Over 75                   3/8 times Final Salary

        (b) Form and Commencement of Benefit Payment. The benefit payable under this Section shall be paid to the Beneficiary in a lump sum form on the first day of the month following the Participant's death, or as soon as practicable thereafter.

4.4  Posttermination Survivor Benefit

        (a) Amount. If a vested Participant dies following termination, Employer shall pay a survivor benefit to the Participant's Beneficiary equal to the amount shown on the following schedule times the Participant's vested percentage:

      Age at Death                    Benefit

      Less than 65             2 times Final Annual Salary
      65 through 69            1-1/2 times Final Annual Salary
      70 through 75            3/4 times Final Annual Salary
      Over 75                  3/8 times Final Annual Salary

        (b) Form and Commencement of Benefit Payment. The benefit payable under this Section shall be paid to the Beneficiary in a lump sum form on the first day of the month following the Participant's death, or as soon as practicable thereafter.


           ARTICLE V-SUPPLEMENTAL RETIREMENT BENEFITS

5.1  Normal Retirement Benefit

     If a Participant retires at the Normal Retirement Date,
Employer shall pay to the Participant a monthly Supplemental
Retirement Benefit equal to the Target Retirement Percentage multiplied by Final Annual Compensation, less:

        (a) The Participant's monthly primary Social Security benefit commencing at Retirement, and

        (b) The Participant's benefit in the form of a monthly single-life annuity under the Qualified Retirement Plan, calculated with a maximum of 30 Years of Credited Service, commencing at Retirement.

     In no event shall the benefit under this Section be less than the Retirement Benefit payable under this Plan prior to its restatement.

5.2  Early Retirement Benefit

     If a Participant retires at an Early Retirement Date,
Employer shall pay to the Participant the monthly Supplemental
Retirement Benefit calculated under Section 5.1 except:

        (a) The Target Retirement Percentage shall be reduced by the following percentage based on the Participant's age at
Retirement:

      Age                   Reduction
      62 through 65             0%
      61                        5
      60                       10
      59                       15
      58                       20
      57                       25
      56                       32
      55                       39

        (b) The offset required by 5.1(a) shall be determined at Retirement using the Social Security Act in effect at Retirement and assuming zero (0) future earnings from the Participant's Early Retirement Date to the later of Early Retirement Date or Participant's attainment of age sixty-two (62).

5.3  Termination Benefit

     If a vested Participant terminates, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 5.1 multiplied by the Participant's vested percentage under Section 3.3 except:

        (a) The offset required by 5.1(a) shall be determined at termination using the Social Security Act in effect at termination and assuming earnings from the date of termination to the Participant's Normal Retirement Date are equal to the Participant's salary at termination; and

        (b) The offset required by 5.1(b) shall be the Participant's benefit under the Qualified Retirement Plan payable at age sixty-five (65).

5.4  Payment of Benefits

        (a) Form of Benefit Payment. The Supplemental Retirement Benefit shall be paid in the form of a monthly single life annuity with a fifteen (15) year certain period. If a Participant dies prior to completion of the fifteen (15) year payment period, any remaining payments shall be paid to the Participant's Beneficiary. For the Beneficiaries of executive officers, this remaining benefit, if any, shall be paid in addition to the benefits provided in 4.4. For Beneficiaries of other key management employees, this shall be the only benefit payable, if any.

        (b) Commencement of Benefit Payments. Benefits payable to a participant under Sections 5.1 and 5.2 shall commence as soon as practicable after the appropriate application for benefits has been made but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Employer. Benefits payable to a vested Participant under Section 5.3 shall commence on the first day of the month following the Participant's sixty-fifth (65th) birthday. All payments shall be made as of the first day of the month.

        (c) Commutation of Benefits. The Committee may, in its sole discretion and at any time upon the request of a Participant (or Beneficiary), provide for payment of the actuarial equivalent of the Supplemental Retirement Benefits at such times and in such form as it may deem appropriate.

5.5  Withholding; Payroll Taxes

     Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the federal or any state or local government. However, a Beneficiary may elect not to have withholding for federal income tax purposes pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision.

5.6  Accelerated Distribution

     Notwithstanding any other provision of the Plan, at any time within twenty four (24) months of a Change in Control or any time following termination of employment, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the Actuarial Equivalent of the Participant's unpaid benefits under this Plan on the date on which the Committee receives the written request. The remaining unpaid benefits shall be forfeited by the Participant and no benefit shall be payable under Section 5.7. The amount payable under this Section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant.

5.7  Supplemental Survivor Benefit

     Benefits payable under this Section shall be applicable to all Participants and shall be in addition to any benefit payable under Article IV.

        (a) Pretermination. If a Participant dies while employed by the Company, the Participant's Beneficiary shall receive the actuarial equivalent of the Participant's accrued benefit in fifteen (15) annual installments.

        (b) Posttermination. If a Participant has terminated employment with the Company but benefits have not commenced under this Plan, the Participant's Beneficiary shall receive the actuarial equivalent of the Participant's benefit in fifteen (15) annual installments.

        (c) After Benefits Commence. If a Participant dies after the commencement of benefits under this Plan but before having received one hundred eighty (180) monthly payments, the Participant's Beneficiary shall receive a monthly benefit equal to the amount the Participant was receiving. The benefit shall be payable for a period equal to one hundred eighty (180) months, less the number of monthly payments received by the Participant.

5.8  Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such benefit.


               ARTICLE VI-BENEFICIARY DESIGNATION

6.1  Beneficiary Designation

     Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid as a result of the Participant's death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

6.2  Amendments

     Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant's Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

6.3  No Participant Beneficiary Designation

     In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then Participants designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

        (a) The surviving Spouse;

        (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

        (c) The Participant's estate.

6.4  Effect of Payment

     The payment to the deemed Beneficiary shall completely discharge Employer's obligations under this Plan.


                   ARTICLE VII-ADMINISTRATION

7.1  Committee; Duties

     This Plan shall be supervised by the Committee. The Committee shall consist of at least three (3) individuals appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2  Agents

     The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3  Binding Effect of Decisions

     The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4  Indemnity of Committee

     The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.


                  ARTICLE VIII-CLAIMS PROCEDURE

8.1  Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing within thirty (30) days.

8.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

        (a) The reason for denial, with specific reference to the

    Plan provisions on which the denial is based.

        (b) A description of any additional material or information required and an explanation of why it is necessary.

        (c) An explanation of the Plan's claim review procedure.

8.3  Review of Claim

     Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4  Final Decision

     The decision on review shall normally be made within sixty
(60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


         ARTICLE IX-TERMINATION, SUSPENSION OR AMENDMENT

9.1  Termination, Suspension or Amendment of Plan

     The Board may, in its sole discretion, terminate or suspend this Plan at any time or from time to time, in whole or in part. The Board may amend this Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action or the benefits of any Beneficiary of a Participant who has previously died.


                     ARTICLE X-MISCELLANEOUS

10.1 Unfunded Plan

     This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees.

10.2 Unsecured General Creditor

     In the event of Employer's insolvency, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. In that event, any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of Employer to pay money in the future.

10.3 Trust Fund

     Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, Employer.

10.4 Nonassignability

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5 Not a Contract of Employment

     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Employer and the Participant, and the Participant (or the Participant's Beneficiary) shall have no rights against Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge the Participant at any time.

10.6 Protective Provisions

     A Participant will cooperate with Employer by furnishing any and all information requested by Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

10.7 Terms

     Wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.8 Captions

     The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.9 Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Minnesota.

10.10   Validity

     In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.11   Notice

     Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee or the Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.12   Successors

     The provisions of this Plan shall bind and inure to the benefit of Otter Tail Power Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Otter Tail Power Company, and successors of any such corporation or other business entity.

     IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of Otter Tail Power Company, such corporation has caused this instrument to be executed by its duly authorized officers effective as of July 1, 1994.


                                   OTTER TAIL POWER COMPANY


                              By:  Jay D. Myster
                                   Its Vice President,
                                   Governmental & Legal/
                                   Corporate Secretary

                           Dated:  March 23, 1995